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                                                                   EXHIBIT 23.1


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the 1997 Equity Incentive Plan of MAXIMUS, Inc. of our report dated November 16, 2000, except for Note 13 as to which the date is May 15, 2001, with respect to the consolidated financial statements of MAXIMUS, Inc. included in the Registration Statement (Form S-3 No. 333-61264), filed with the Securities and Exchange Commission.


                                                     /s/ Ernst & Young LLP

                                                     ERNST & YOUNG LLP


Washington, D.C.
May 31, 2001